As filed with the Securities and Exchange Commission on June 30, 1997
                                                    Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                              SYMBOLLON CORPORATION
             (Exact name of registrant as specified in its charter)
                                -----------------

                  Delaware                                36-3463683
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)               Identification No.)
                                -----------------

                              122 Boston Post Road
                                Sudbury, MA 01776
               (Address of principal executive offices) (Zip code)
                                -----------------

                              SYMBOLLON CORPORATION
                             1993 STOCK OPTION PLAN
                            (Full title of the plan)
                                ----------------
                                Paul C. Desjourdy
              Executive Vice President and Chief Financial Officer
                              Symbollon Corporation
                              122 Boston Post Road
                                Sudbury, MA 01776
                     (Name and address of agent for service)
                                 (508) 443-0165
          (Telephone number, including area code, of agent for service)
                                -----------------

                                    Copy to:
                            Irwin M. Rosenthal, Esq.
                      Rubin Baum Levin Constant & Friedman
                              30 Rockefeller Plaza
                               New York, NY 10112
                                 (212) 698-7700
                                -----------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED                PROPOSED
   TITLE OF EACH                                                     MAXIMUM                 MAXIMUM
CLASS OF SECURITIES                      AMOUNT TO BE            OFFERING PRICE             AGGREGATE                AMOUNT OF
  TO BE REGISTERED                       REGISTERED(1)            PER SHARE(2)           OFFERING PRICE(2)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock,
 (par value $.001 per share).              400,000(3)               $   1.66                $ 664,000                 $ 201.21
====================================================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events. (2) The price of $1.66 per share, which was the average of the high and low sales price of the Class A Common Stock on the NASDAQ SmallCap Market on June 26, 1997, is set forth solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). (3) Represents shares of Class A Common Stock reserved for issuance pursuant to options available for grant under the registrant's 1993 Stock Option Plan, as amended (the "Option Plan"). Of a total of 800,000 shares of Class A Common Stock authorized for issuance under the Option Plan, 400,000 shares were previously registered.

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

         The contents of the Registrant's registration statement on Form S-8, Registration No. 33-80368, are incorporated herein by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance of the securities offered hereby will be passed upon for the Company by Rubin Baum Levin Constant & Friedman, New York, New York. Irwin M. Rosenthal, a partner of Rubin Baum Levin Constant & Friedman, may be deemed to beneficially own 279,892 shares of Common Stock of the Company, of which 277,372 shares of Common Stock are owned of record by Magar, Inc., a privately held corporation of which Mr. Rosenthal is a director, officer and a principal stockholder.

ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed as a part of this Registration Statement:

    Exhibit No.       Document
    -----------       --------
    5.1               Opinion of Rubin Baum Levin Constant & Friedman regarding
                      legality.

    23.1 Consent of Rubin Baum Levin Constant & Friedman (included in Exhibit 5.1).

    23.2              Consent of Richard A. Eisner & Company, LLP.

    24.1              Power of Attorney (included on signature page hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sudbury, Commonwealth of Massachusetts, on June 30, 1997.

                                          SYMBOLLON CORPORATION
                                          (Registrant)

                                          By:   /s/ PAUL C. DESJOURDY
                                             ------------------------
                                          Paul C. Desjourdy, Executive Vice
                                          President and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Paul C. Desjourdy and Jack H. Kessler and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                Title                                Date
         ---------                -----                                ----
/s/ Jack H. Kessler               Executive Vice-President,        June 30, 1997
---------------------------       Chief Scientific Officer,
     Jack H. Kessler              Secretary and Chairman
                                  of the Board of Directors
                                  (Principal Executive Officer)

/s/ Paul C. Desjourdy             Executive Vice President         June 30, 1997
---------------------------       Treasurer, Chief Financial
    Paul C. Desjourdy             Officer, and Director (Principal
                                  Financial and Accounting Officer)

/s/ Stuart M. Paley               Director                         June 30, 1997
---------------------------
    Stuart M. Paley

/s/ Edward A. Mason               Director                         June 30, 1997
---------------------------
    Edward A. Mason

/s/ James C. Richards             Director                         June 30, 1997
---------------------------
    James C. Richards